EXHIBIT 23 (j)(2)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion reference to Post-Effective Amendment No. 10 on Form N-1A of American Heritage Growth Fund, Inc. of our report dated May 10, 2001, which appears on page 2 of your annual report for the year ended January 31, 2001. We also consent to the reference to our firm in such Registration Statement.

/s/ Larson Allen Weishair & Co., LLP.

Larson Allen Weishair & Co., LLP.

Blue Bell, Pennsylvania

December 13, 2002